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                                                                     EXHIBIT 5.1

                           [ROPES & GRAY LETTERHEAD]

                                  May 8, 1998

Eastern Enterprises
9 Riverside Road
Weston, MA 02193

     Re:  Eastern Enterprises

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Eastern Enterprises, a Massachusetts business trust (the "Company"), for registration of certain shares of Common Stock, $1.00 par value (the "Shares"), of the Company to be issued pursuant to an Agreement and Plan of Merger, dated as of December 19, 1997 (the "Merger Agreement"), by and between the Company and Essex County Gas Company, a Massachusetts gas utility company.

     We have acted as counsel for the Company in connection with the Merger Agreement and the proposed issuance of the Shares thereunder. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and delivered in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

     It is understood that this opinion is to be used only in connection with the Registration Statement while it is in effect and may not be relied upon for any other purpose.

                                          Very truly yours,

                                          /s/ ROPES & GRAY

                                          Ropes & Gray